Exhibit 10.17

Execution Version

ONESMART EDUCATION GROUP LIMITED

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into on October 27, 2017 (the “Effective Date”) by and among:

(1)                       ONESMART EDUCATION GROUP LIMITED (previously known as “One Smart Education Group Limited”), an exempted company incorporated and existing under the Laws of the Cayman Islands with registered number 320611 (the “Company”);

(2)                       ZHANG Xi (张熙), a PRC citizen, whose PRC Identity Card number is                                    (the “Selling Founder”);

(3)                       Happy Edu Inc., a company incorporated and existing under the Laws of the British Virgin Islands (the “Selling Ordinary Shareholder” or the “Seller”);

(4)                       Angus Holdings Limited, a limited company duly incorporated and validly existing under the laws of the British Virgin Islands (“VKC” or the “Purchaser”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

(A)                     The Company, the Selling Founder, the Selling Ordinary Shareholder and the relevant parties thereto entered into a restructuring agreement (重组协议契据) on April 21, 2017 (the “Restructuring Agreement”), pursuant to which, among other things, (x) the Company holds 100% of the issued and outstanding shares of ONESMART EDU INC. (previously known as “Great Edu. Inc.”), a company incorporated and existing under the Laws of the British Virgin Islands with registered number 1916296 (the “BVI Company”), and the BVI Company holds 100% of the share capital of ONESMART EDU (HK) LIMITED (previously known as “Great Edu (HK) Limited”), a company incorporated and existing under the Laws of Hong Kong with company number of 2401253 (the “HK Company”), (y) the HK Company owns 100% of the registered capital of Shanghai Jingxuerui Information Technology Co., Ltd. (上海精学锐信息科技有限公司) (a company incorporated and existing under the PRC Laws, the “WFOE”), (z) the WFOE Controls Shanghai One Smart Education and Training Co., Ltd. (上海精锐教育培训有限公司), a limited liability company incorporated and existing under the Laws of the PRC (the “PRC Company”) through a series of controlling documents, the WFOE will Control Shanghai Rui Si Science and Technology Information Consulting Co., Ltd. (上海锐思科技信息咨询有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Shanghai Rui Si”) through a series of controlling documents, and the PRC Company owns 100% of the share capital of Shanghai Jing Yu Investment Co., Ltd. (上海精育投资有限公司).

(B)                    The Company has reserved certain shares of Class A Ordinary Shares for issuance to current or previous officers, directors, employees or consultants of the Group Companies pursuant to the existing incentive plan of the Company (the “ESOP”).

(C)                     The Selling Ordinary Shareholder desires to sell to VKC, and VKC desires to purchase from the Selling Ordinary Shareholder that certain number of Class B Ordinary Shares, which shall be reclassified as such number of Series A-1 Preferred Shares concurrently upon Closing on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.                     DEFINITIONS

1.1                              Certain Defined Terms.  For purposes of this Agreement, capitalized terms used in this Agreement (including the recitals) shall have the following meanings:

“Accounting Standards” means generally accepted accounting principles in the United States.

“Affiliate” means, with respect to a Person, (i) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted), brother, sister, parent, or any trust formed and maintained solely for the benefit of such Person or such Person’s spouse, lineal descendants, brother, sister and/or parent, or trust, or any entity or company Controlled by any of the aforesaid Person, (ii) in the case of any Person other than an individual, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of VKC, in addition to the Persons specified in item (ii) above, the term “Affiliate” also includes (v) any of its direct or indirect shareholders, (w) any of its or its shareholder’s general partners or limited partners, (x) the fund manager managing it or such shareholder (and general partners, limited partners and officers thereof) and other funds managed by such fund manager or such fund manager’s Affiliates, (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x), and (z) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by it or any of its Affiliates.

“Affiliate Nominee” means an Affiliate designated in writing by VKC.

“Assets” means all assets, rights and privileges of any nature and all goodwill associated therewith, including all rights in respect of

Contracts, all Intellectual Property Rights, equipment, vehicles and other tangible assets, and any share or equity ownership.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the Cayman Islands, the PRC, Hong Kong, London or New York, as the case may be, or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Charter Documents” means, as to a Person, such Person’s certificate of incorporation, formation or registration (including, if relevant, certificates of change of name), memorandum of association, articles of association or incorporation, charter, by-laws, trust deed, trust instrument, joint venture or shareholders’ agreement or equivalent documents, and business license, in each case as amended; and means, as to PRC limited liability companies, the business license, articles of association, shareholders’ agreement or equivalent documents.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company with a par value of US$0.000001 per share, with the rights and privileges as set forth in the Amended M&AA and the Shareholders Agreement.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company with a par value of US$0.000001 per share, with the rights and privileges as set forth in the Amended M&AA and the Shareholders Agreement.

“Contract” means, as to any Person, any contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound, whether oral or written.

“Control” of a given Person means the power or authority, whether exercised or not, to direct or cause the direction of the business, management and policies (with respect to operational or financial control or otherwise) of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person; the terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Equity Securities” means, with respect to a Person, any shares, share capital, registered capital, ownership interest, equity interest, or other securities of such Person, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other securities or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, or any Contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“Governmental Authority” means any nation or government, or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, or any self-regulatory organization, stock exchange, securities commission or other securities regulators.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Companies” means the Company, the BVI Company, the HK Company, the WFOE, the PRC Company and Shanghai Jing Yu Investment Co., Ltd. (上海精育投资有限公司), together with all other direct or indirect, current and future Subsidiaries and branches of any of the foregoing, and “Group Company” means any of them.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indemnifiable Loss” or “Loss” means, with respect to any Person, any action, proceeding, claim, cost, damage, expense, Liability, loss, deficiency, debt, interest, diminution in value, obligation or penalty imposed on or otherwise incurred or suffered by such Person, whether in law or in equity, including reasonable legal, accounting and other professional fees and expenses, court costs, amounts paid in settlement and other expenses incurred in the investigation, collection, prosecution and defense of claims.

“Intellectual Property Rights” means all intellectual property and other proprietary rights, including any and all foreign and domestic trade name, trademark, service mark, registered design, domain name, utility model, copyright, invention, moral rights, trade secret, mask work, brand name, database right, business name, patent and any similar rights, and all associated rights, compositions of matter, formulas, designs, inventions, and any and all registrations, applications, renewals, extensions and continuations (in whole or in part) of any of the foregoing, together with all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution, unfair trade practice or otherwise associated therewith.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule (including listing rules and regulations), or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended or re-enacted, and any and all applicable Governmental Orders.

“Lien” means (i) any mortgage, pledge, security interest, encumbrance, title defect, lien, charge, easement, or other restriction or limitation of similar kind; (ii) any adverse claim as to title, possession or use, and includes any Contract or arrangement for any of the same, whether imposed by Contract, understanding, Law, equity or otherwise.

“Ordinary Shares” means Class A Ordinary Shares and Class B Ordinary Shares collectively.

“Person” shall be construed as broadly as possible and shall include any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity, including Governmental Authorities.

“PRC” means the People’s Republic of China but solely for purposes of this Agreement, does not include Hong Kong, the Special Administrative Region of Macau and the territory of Taiwan.

“Qualified IPO” has the meaning ascribed to them in the Shareholders Agreement.

“RMB” means Renminbi, the lawful currency of the PRC.

“SAFE” means the State Administration of Foreign Exchange of the PRC and its local counterparts, and/or an authorized bank, as the case may be.

“SAFE Regulations” means the Circular 37, issued by SAFE on July 4, 2014, titled “Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Inbound Investment through Special Purpose Companies by PRC Residents” (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014]37号), as amended and/or implemented by SAFE, and any successor rule or regulation under the PRC Laws, including but not limited to any rule or regulation interpreting or setting forth provisions for implementation of any of the foregoing and any other applicable SAFE rules and regulations.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series A Preferred Share(s)” means the series A redeemable and convertible preferred shares of the Company with a par value of US$0.000001 per share, with the rights and privileges as set forth in the Amended M&AA and the Shareholders Agreement.

“Series A-1 Preferred Share(s)” means the series A-1 redeemable and convertible preferred shares of the Company with a par value of US$0.000001 per share, with the rights and privileges as set forth in the Amended M&AA and the Shareholders Agreement.

“Subsidiary” means, with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) of whose interests in the profits or capital of such entity are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose profit and loss and net earnings are consolidated with the profit and loss and net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the Accounting Standards; and (iii) any entity with respect to which the subject entity has the power to otherwise direct the business, management and policies (with respect to operational or financial control or otherwise) of that entity directly or indirectly through another Subsidiary, any contractual arrangement or otherwise (for the avoidance of doubt, the PRC Company, all the direct and indirect Subsidiaries of the PRC Company, 上海精睿商务咨询有限公司、上海精锐信息科技有限公司，上海精学锐信息科技有限公司and 上海精育投资有限公司, and their Subsidiaries, shall be regarded as Subsidiaries of the Company).

“Tax” means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, capital gain, production, business and occupation, disability, employment, payroll, severance or withholding tax or any other type of tax, levy, assessment, custom duty or charge imposed by any Governmental Authority, any interest and penalties (civil or criminal) related thereto or to the non-payment thereof, and any loss or tax liability incurred in connection with the determination, settlement or litigation of any liability arising therefrom.

“Transaction Documents” means this Agreement, the Deed of Accession or the Shareholders Agreement (as the case may be), the Amended M&AA and the exhibits attached to any of the foregoing.

“US$” or “$” means the lawful currency of the United States of America.

“Warrantors” means, collectively, the Selling Founder and the Selling Ordinary Shareholder.

1.2                              Definitions. The following terms have the meanings in the Sections set forth below:

Term	Location
Agreement	Preamble.
Amended M&AA	Section 2.2.
Arbitration Rules	Section 9.14.
BVI Company	Recitals.
Circular 698 and Bulletin 7	Section 6.4.
Closing	Section 2.3(a).
Closing Date	Section 2.3(a).
Company	Preamble.
Confidential Information	Section 9.9(a).
Deed of Accession	Recitals.
Effective Date	Preamble.
ESOP	Recitals.
HKIAC	Section 9.14.
HK Company	Recitals.
Indemnification Threshold	Section 6.3(c).
Indemnitee	Section 6.3(a).
Indemnitee Claims	Section 6.3(c).
Indemnitor	Section 6.3(a).
New Series A-1 Preferred Shares	Section 2.2.
Outside Date	Section 9.17(a).
Party/Parties	Preamble.
PRC Company	Recitals.
Purchase Price	Section 2.1.
Purchaser	Preamble.
Restructuring Agreement	Recitals.
Sale Shares	Section 2.1.
SAT	Section 6.4.
Seller	Preamble.
Selling Founder	Preamble.
Selling Ordinary Shareholder	Preamble.
Shanghai Rui Si	Recitals.
Shareholders Agreement	Section 8.5.
WFOE	Recitals.

1.3                              Interpretation and Rules of Construction.

In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)              when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, unless otherwise specified herein, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement;

(b)              the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)               whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d)              the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)               all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)                the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)               pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(h)              references in this Agreement to a “Party” or any other Person are also to its successors and permitted assigns and transferees;

(i)                  any reference in this Agreement to any Contract or document is a reference to that Contract or document as amended, supplemented or novated from time to time;

(j)                 references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made;

(k)              the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

(l)                  references to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes;

(m)          in calculations of share or registered capital amounts, references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for such shares or registered capital, as applicable (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged and all Equity Securities reserved for issuance under the ESOP as issued and outstanding; and

2.                     PURCHASE AND SALE OF SHARES

2.1                     Purchase and Sale of Class B Ordinary Shares.

Subject to the terms and conditions hereof, at the Closing, the Selling Ordinary Shareholder agrees to sell to VKC (or its Affiliate Nominee), and VKC (or its Affiliate Nominee) hereby agrees to purchase from the Selling Ordinary Shareholder, 142,642,550 Class B Ordinary Shares (the “Sale Shares”), at the price of US$0.173458 per Class B Ordinary Share, amounting to an aggregate purchase price of US$ 24,742,424.24 (the “Purchase Price”).

2.2                     Reclassification of Sale Shares.

Concurrently upon Closing, the Company shall reclassify each Sale Share as a Series A-1 Preferred  Share (collectively, the “New Series A-1 Preferred Shares”), which shall have the rights, preferences, privileges and restrictions set forth in the Fourth Amended and Restated Memorandum of Association and Articles of Association of the Company in the form attached hereto as Exhibit A (as amended and restated from time to time after the Closing, the “Amended M&AA”) and the Shareholders Agreement.

2.3                     Closing.

(a)                      Subject to Section 2.3(b), the consummation of the sale and purchase of the Sale Shares pursuant to Section 2.1 (the “Closing”, and the date of the Closing, the “Closing Date”) shall take place remotely via the exchange of documents and signatures as soon as practicable, but in no event later than the later of (i) seven (7) Business Day after all closing conditions specified in Section 7 and Section 8 have been waived or satisfied (other than those conditions which, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing) and (ii) four (4) weeks after the Effective Date, or at such other time and place as the Company and VKC shall mutually agree in writing.

(b)                       The consummation of the sale and purchase of the Sale Shares pursuant to Section 2.1 and the consummation of the reclassification of the Sale Shares pursuant to Section 2.2 shall take place simultaneously.

(c)                        The capitalization tables of the Company as of the Effective Date and immediately after the Closing are shown on Schedule I attached hereto.

2.4                     Deliverables.

(a)                      At the Closing, the Company shall deliver or cause to be delivered the following items to VKC (or its Affiliate Nominee),

simultaneously with the payment of the relevant amount of the Purchase Price by VKC (or its Affiliate Nominee) at the Closing pursuant to Section 2.1:

(i)                           a copy of the updated register of members of the Company as of the Closing Date, certified by the registered office provider of the Company, reflecting the sale of the Sale Shares from the Selling Ordinary Shareholder to VKC (or its Affiliate Nominee) pursuant to Section 2.1 and the reclassification of the Sale Shares into the New Series A-1 Preferred Shares pursuant to Section 2.2;

(ii)                        a copy of a share certificate issued in the name of VKC (or its Affiliate Nominee), certified by the registered office provider of the Company, representing the relevant number of New Series A-1 Preferred Shares (and within five (5) Business Days following the Closing, the Company shall deliver to VKC (or its Affiliate Nominee) the original copy of such share certificate duly executed in accordance with the Amended M&AA);

(iii)                     a certificate, dated the Closing Date and signed by an authorized officer or director of the Company, certifying that the conditions set forth in Section 7 have been satisfied; and

(iv)                    scanned copies of the Board resolutions and the shareholders’ resolutions of the Company duly passed, approving (1) the adoption of the Amended M&AA, (2) the execution, delivery and performance of the Transaction Documents, (3) the sale and purchase of the Sale Shares, and (4) the reclassification of the Sale Shares into the New Series A-1 Preferred Shares.

(b)                      At the Closing, the Seller shall surrender the share certificates (if any) evidencing the Sale Shares to the Company for cancelation.

(c)                       At the Closing, subject to the terms and conditions of this Agreement, VKC shall deposit, or cause to be deposited, the relevant amount of the Purchase Price by wire transfer in immediately available funds in U.S. dollars to the bank account as designated by the Seller by written notice given to VKC at least two (2) Business Days prior to the payment date.

3.                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to VKC that the statements set forth on Schedule II are true, correct, complete and not misleading as of the date of this Agreement and as of the Closing Date (except in either case for those representations and warranties that address matters only as of a particular date, which representations and warranties will have been true, correct, complete and not misleading as of such particular date).

4.                     REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

Each Warrantor hereby jointly and severally represents and warrants to VKC that the statements set forth on Schedule III attached hereto are true, correct, complete and not misleading as of the date of this Agreement and as of the Closing Date (except in either case for those representations and warranties that address matters only as of a particular date, which representations and warranties will have been true, correct, complete and not misleading as of such particular date).

5.                     REPRESENTATIONS AND WARRANTIES OF VKC

VKC hereby represents and warrants to the Company and the Warrantors that the statements set forth on Schedule IV are true, correct, complete and not misleading as of the date of this Agreement and as of the Closing Date (except in either case for those representations and warranties that address matters only as of a particular date, which representations and warranties will have been true, correct, complete and not misleading as of such particular date).

6.                     COVENANTS

6.1                     Facilitating the Closing.

Each Party shall use its commercially best efforts to cause the satisfaction of all the conditions precedent applicable to it as set forth in Section 7 and Section 8.

6.2                     Executory Period Covenants.

At all times during the period commencing from the Effective Date and continuing until the earlier to occur of the termination of this Agreement and the Closing Date, the Company shall permit VKC, or any representative thereof, to (i) visit and inspect the properties of the Group Companies, (ii) inspect the books of account, records, ledgers, and other documents and data of the Group Companies, (iii) discuss the business, affairs, finances and accounts of the Group Companies with officers and employees of the Group Companies, and (iv) review such other information as VKC may reasonably request, in such a manner so as not to unreasonably interfere with the Group Companies’ normal operations.

6.3                     Indemnification.

(a)                      Each Party (each, an “Indemnitor”) hereby agrees to indemnify and hold harmless each other Party, its Affiliates and its and their respective officers, directors, employees, partners, equity holders, counsel, financial advisors, auditors and other representatives and their respective successors and assigns, to the fullest extent permitted by applicable Law (each, an “Indemnitee”), from and against any and all Indemnifiable Losses (but excluding any consequential, speculative or punitive damages) suffered by such Indemnitee as a result of, or based upon or arising from any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by any Indemnitor in or pursuant to this Agreement.

(b)                      The rights contained in this Section 6.3 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

(c)                        No information relating to any Group Company of which VKC has knowledge (actual or constructive), and no investigation by or on behalf of VKC shall prejudice any claim made by VKC under the indemnity contained in this Section 6.3, or operate to reduce any amount recoverable thereunder.  It shall not be a defense to any claim against the Company or a Warrantor that VKC knew or ought to have known or had constructive knowledge of any information relating to the circumstances giving rise to such claim.

(d)                       Limitations on Liability.

(i)                           Notwithstanding anything in this Agreement to the contrary, the maximum liability of (A) the Company and the Warrantors, taken as a whole, to VKC and (B) VKC for any claims in respect of the representations and warranties in this Agreement (“Indemnitee Claims”) shall be limited to an amount equal to the Purchase Price.

(ii)                        No indemnitor shall be obliged to indemnify an Indemnitee in respect of an Indemnitee Claim unless the aggregate amount of that Indemnitee Claim exceeds RMB1,000,000 (or its equivalent in foreign currency) (the “Indemnification Threshold”), in which event such indemnification shall be required to the full extent of the Indemnifiable Loss of the Indemnitee.

(iii)                     No liability will arise and no Indemnitee Claim may be made to the extent that the matter giving rise to such Indemnitee Claim is remediable and has not actually given rise to any quantifiable monetary loss sustained by any Indemnitee, unless such matter shall not have been remedied to the reasonable satisfaction of the Indemnitee within thirty (30) Business Days following the date of service of notice by the Indemnitee to the Company requiring the matter to be remedied.

(iv)                    Notwithstanding anything to the contrary contained herein, in no event shall an Indemnitee be entitled to any duplicative payment, adjustment or indemnification with respect to the same matter.

(v)                       Unless otherwise required by Law, any payment made

pursuant to this Section 6.3 shall be treated as an adjustment to the Purchase Price.

6.4                              Circular 698 and Bulletin 7.

(a)                                 The Seller shall comply with all applicable Laws relating to Tax and shall be responsible for and pay all of the Taxes, duties, fees, expenses and government levies imposed in connection with the transactions contemplated under this Agreement as required under all applicable Laws, including filing and payment obligations under the Notice on Strengthening the Management of Enterprise Income Tax Collection of Proceeds from Equity Transfers by Non-resident Enterprises (Guoshuihan [2009] 698) (《国家税务总局关于加强非居民企业股权转让所得企业所得税管理的通知》(国税函〔2009〕698号) issued by the State Administration of Taxation (“SAT”) on December 10, 2009, as amended by the Bulletin on Several Issues Concerning Enterprise Income Tax on Proceeds from Indirect Transfers of Assets by Non-resident Enterprises (Bulletin of SAT [2015] No.7) (《国家税务总局关于非居民企业间接转让财产企业所得税若干问题的公告》(国家税务总局公告2015年第7号) issued by the SAT on February 3, 2015 (collectively, the “Circular 698 and Bulletin 7”).

(b)                                 The Seller shall indemnify and hold harmless VKC against any Indemnifiable Losses incurred as a result of the Seller’s failure to timely pay any Taxes it is required to pay pursuant to Circular 698 and Bulletin 7 in respect of the transactions contemplated by this Agreement.

7.                     CONDITIONS TO VKC’S OBLIGATIONS AT THE CLOSING

The obligations of VKC to purchase the Sale Shares at the Closing under Section 2.1 are subject to the fulfilment or waiver by VKC of each of the following conditions at or prior to the Closing:

7.1                     Representations and Warranties.

The representations and warranties made by the Company in Schedule II and by the Warrantors in Schedule III, in all material respects, shall be true, correct, complete and not misleading when made, and shall be true, correct, complete and not misleading as of the Closing Date with the same force and effect as if they had been made on and as of such date, or as of another date if any representations and warranties are made with respect to such other date.

7.2                     Performance of Obligations.

Each of the Company and the Warrantors shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it at or before the Closing in all material respects.

7.3                     No Legal Prohibition.

No Governmental Authority of competent jurisdiction shall have enacted, issued or promulgated any Law or granted any Governmental Order that is in effect and has the effect of making the transactions contemplated by this Agreement illegal in any jurisdiction in which the Group Companies have material business or operations or in which a Group Company is incorporated or which has the effect of prohibiting or otherwise preventing the consummation of any of such transactions in any jurisdiction in which the Group Companies have material business or operations.

7.4                     No Proceedings.

No Governmental Authority or any other Person shall have instituted or threatened any legal, arbitral or administrative proceedings or inquiry to restrain, prohibit or otherwise challenge any transaction contemplated by this Agreement.

7.5                     Required Consents, Waivers.

All consents, approvals and waivers of, notices to and filings or registrations with any Governmental Authority or any other Person required pursuant to any applicable Laws or regulation of any Governmental Authority, or pursuant to any Contract binding on the Company, to consummate the transactions contemplated under this Agreement and the other Transaction Documents (to the extent that such transactions are to be completed on or prior to the Closing Date) shall have been received.

7.6                     Execution of Transaction Documents.

The Transaction Documents shall have been duly executed by the Company, the Warrantors and all other parties thereto (except for VKC).

7.7                     Amended M&AA.

The Amended M&AA shall have been duly adopted by the special resolution of the Company’s shareholders, and shall have been submitted for filing with the Registrar of Companies of the Cayman Islands.

7.8                     Company Deliveries.

The Company shall have delivered or caused to be delivered to VKC the items set forth in Section 2.4(a).

8.                     CONDITIONS TO COMPANY AND SELLER’S OBLIGATIONS AT THE CLOSING

The obligations of the Seller to sell the Sale Shares under Section 2.1, and the obligations of the Company to reclassify the Sale Shares into the New Series A-1 Preferred Shares at the Closing under Section 2.2 are subject to the fulfilment of the following conditions at the Closing:

8.1                     Representations and Warranties.

The representations and warranties made by VKC in Schedule IV, in all material respects, shall be true, correct, complete and not misleading when made, and shall be true, correct, complete and not misleading as of the Closing Date with the same force and effect as if they had been made on and as of such date, or as of another date if any representations and warranties are made with respect to such other date.

8.2                     Performance of Obligations.

VKC shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Documents to which it is a party, that are required to be performed or complied with by it at or before the Closing in all material respects.

8.3                     No Legal Prohibition.

No Governmental Authority of competent jurisdiction shall have enacted, issued or promulgated any Law or granted any Governmental Order that is in effect and has the effect of making the transactions contemplated by this Agreement illegal in any jurisdiction in which the Group Companies have material business or operations or in which a Group Company is incorporated or which has the effect of prohibiting or otherwise preventing the consummation of any of such transactions in any jurisdiction in which the Group Companies have material business or operations.

8.4                     No Proceedings.

No Governmental Authority or any other Person shall have instituted or threatened any legal, arbitral or administrative proceedings or inquiry to restrain, prohibit or otherwise challenge any transaction contemplated by this Agreement.

8.5                     Execution of Transaction Documents.

VKC shall have executed and delivered to the Company the Transaction Documents to which it is a party (including, at the sole election of the Company, (x) the deed of accession (the “Deed of Accession”) in the form attached hereto as Exhibit B, whereby VKC shall join in and be bound by the shareholders agreement entered into by and among the Company, the Selling Ordinary Shareholders and certain other parties thereto on April 21, 2017 or (y) the amended and restated shareholders agreement in a form satisfactory to the parties thereto (the effective shareholders agreement as of the Closing Date, the “Shareholders

Agreement”)).

9.                     MISCELLANEOUS

9.1                              Survival.

The representations and warranties made by the Parties shall survive until the earlier of the following: (1) the consummation of a Qualified IPO; or (2) eighteen (18) months after the Closing Date; and (y) the representations and warranties contained in clause 4 (Valid Issuance and Transfer of Shares) in Schedule II shall survive until the expiration of the applicable statute of limitations (taking in account any tolling period or other extension).

9.2                              Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the Parties, provided that VKC may, without the consent of the Parties, assign and/or transfer all or any portion of its rights and obligations to (i) an Affiliate Nominee of VKC; provided that, notwithstanding anything herein to the contrary, (A) such Affiliate Nominee shall not be a Competitor (as defined in the Shareholders Agreement) or an Affiliate of any Competitor, and (B) such Affiliate Nominee shall execute and deliver a deed of accession to join in and be bound by the terms of the Shareholders Agreement and be bound by the terms of the Amended M&AA as the “Investor” (if not already a Party thereto); or (ii) a transferee of the shares acquired by VKC hereunder, provided that in the case of (ii), the relevant transfer of shares shall be conducted in accordance with the Shareholders Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3                              Entire Agreement.

This Agreement, the other Transaction Documents and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among all of the Parties with respect to the subject matter hereof and thereof, and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

9.4                              Notices.

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to any other Party at the address set forth in the Schedule of Notice, at the time of delivery; (b) when sent by courier to any other Party at the address set forth in the Schedule of Notice with next-Business-Day delivery guaranteed, three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the relevant Party, provided that the sending Party receives a confirmation of delivery from the delivery service provider; (c) when sent by fax to any other Party at the number set forth in the Schedule of Notice attached hereto, on the Business Day immediately after the date of transmission, provided that the transmitting device generates a report of successful transmission; (d) when sent by electronic mail to any other Party at the address set forth in the Schedule of Notice, on the Business Day immediately after the date of transmission, provided that receipt shall not occur if the sending Party an automated message that the electronic mail has not been delivered to the intended recipient; (e) when sent to any other Party by mail at the address set forth in the Schedule of Notice, seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the relevant Party.  A Party may change or supplement the mailing addresses, fax number, electronic mail address given in the Schedule of Notice, or designate additional mailing addresses, fax number or electronic mail address for purposes of this Section 9.4 by giving, the other Parties written notice of the new mailing address, fax number or electronic mail address in the manner set forth above. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

9.5                              Amendments and Waivers.

Any term of this Agreement may be amended, only with the written consent of each of the Parties. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties and their respective permitted transferees, assignees and successors in interest. Notwithstanding the foregoing, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought.

9.6                              Delays or Omissions; No Waiver.

No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

9.7                              Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

9.8                              Severability.

If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties.  In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effectuates the Parties’ intent in entering into this Agreement.

9.9                              Confidentiality and Non-Disclosure.

(a)                       Confidential Information.  The terms and conditions of the Transaction Documents and all exhibits, restatements and amendments hereto and thereto, including their existence and any proprietary information (including financial statements) of the Group Companies (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except as permitted in accordance with the provisions set forth below. The obligations under this Section 9.9 shall survive the termination of this Agreement.

(b)                       Permitted Disclosure.  Notwithstanding the foregoing, (i) the Company may disclose the existence or content of any of the Confidential Information to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, hedge counterparties, agents, trustees, arrangers, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; (ii) VKC (and its fund manager) may, without disclosing the identities of the other shareholders or the financing terms of their respective investments in the Company without such other shareholder’s or the Company’s consent, disclose VKC’s investment in the Company to other Persons or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark (without requiring the Company’s further consent), and if it does so, the other Parties shall have the right to disclose to other Persons any such information disclosed in a press release or other public announcement by VKC; (iii) VKC may disclose the existence or content of any of the Confidential Information to its  current or bona fide prospective partners, co-investors and financing sources or transferees, Affiliates and its and their respective employees, officers, directors, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information as VKC deems appropriate and in each case only where such Persons are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; (iv) VKC may disclose the existence or content of any of the financing terms for fund and inter-fund reporting purposes and any information contained in press releases or public announcements of the Company pursuant to Section 9.9(b); and (v) any Party may disclose the Confidential Information to any Person to which disclosure is approved in writing by the Party providing the Confidential Information. Any Party may also provide disclosure in order to comply with applicable Laws, as set forth in Section 9.9(c) below.

(c)                        Legally Compelled Disclosure.  If any Party is requested or becomes legally compelled (including, pursuant to any applicable tax, securities, or other Laws of any jurisdiction or by subpoena or any requirement by governmental, judicial or regulatory body or any stock exchange), civil investigative demand (or similar process) in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or documents) or any other Governmental Order to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section 9.9, such Party shall, to the extent legally permissible and without compromising any privileges, promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(d)                       Other Exceptions.   The confidentiality obligations of the Parties set out in this Section 9.9 shall not apply to (i) information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party hereto or, after it was furnished to that Party, entered the public domain otherwise than as a result of (x) a breach by that Party of this Section 9.9. or (y) a breach of a confidentiality obligation by a third party discloser, where the breach was actually known to that relevant Party; (ii) information which was independently developed by the relevant Party without using or making reference to any Confidential Information, (iii) information disclosed by any director or the Board or observer of the Company to its appointer or any of its Affiliates or to any Person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 9.9.

9.10                       Press Releases; Promotion.

None of the Parties shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining in each instance the prior written consent of each of the other Parties.

9.11                       Use of Logo.

The Company shall grant VKC and its Affiliates permission to use the Company’s name and logo in its or its Affiliate’s marketing materials and bid documentation in relation to potential transactions.

9.12                       Further Assurances.

Each Party shall from time to time and at all times hereafter use its reasonable best efforts to make, do, execute, or cause to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

9.13                       Governing Law.

This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

9.14                       Dispute Resolution.

Each of the Parties irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong which shall be administered by the Hong Kong

International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration.  There shall be three arbitrators, selected in accordance with the Arbitration Rules. The arbitration shall be conducted in Chinese and English.  The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction.  The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The Parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions and specific performance.

9.15                       Third Party Rights.

The Parties do not intend that any term of this Agreement, apart from Section 6.3, should be enforceable, by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong), by any person who is not a party to this Agreement.

9.16                       Taxes; Expenses.

Except as otherwise provided in this Agreement, each Party shall be responsible for paying any and all Taxes assessed against itself, arising from, or in connection with, the transactions contemplated by this Agreement and other Transaction Documents pursuant to the applicable Laws. Each Party shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.

9.17                       Termination of this Agreement.

This Agreement may be terminated:

(a)                       at any time prior to the Closing, (i) by the mutual written consent of the Seller and VKC, or (ii) by either the Seller or VKC if the Closing shall not have occurred on or prior to December 1, 2017 (the “Outside Date”) or upon the termination of the Restructuring Agreement in accordance with its terms prior to the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 9.17(a) shall not be available to any Party whose actions or omissions have been a cause of, or resulted in, the failure of the Closing to occur on or before such date or the termination of the

Restructuring Agreement, as the case may be;

(b)                       by VKC, at any time prior to the Closing, (i) if any of the representations and warranties made by any Warrantor or the Company contained in this Agreement or any other Transaction Documents fails to be true and correct in all material respects, without giving effect to any materiality qualifiers or references to materiality therein, or (ii) if any Warrantor or the Company shall have breached or failed to comply with any of its material obligations under this Agreement or any other Transaction Document and, such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of thirty (30) days after the Company or the Warrantors (as the case may be) has received written notice from VKC of the occurrence of such failure or breach (provided that in no event shall such thirty (30) day period extend beyond the Outside Date);

(c)                        by the Seller on behalf of the Company and all the Warrantors, at any time prior to the Closing, (i) if any of the representations and warranties made by VKC contained in this Agreement or any other Transaction Document to which it is a party fails to be true and correct in all material respects, without giving effect to any materiality qualifiers or references to materiality therein, or (ii) if VKC shall have breached or failed to comply with any of its material obligations under this Agreement or any other Transaction Documents to which it is a party, and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of thirty (30) days after VKC has received written notice from the Company of the occurrence of such failure or breach (provided that in no event shall such thirty (30) day period extend beyond the Outside Date; and

(d)                       by the written mutual consent of the Parties prior to the Closing.

Upon termination of this Agreement under this Section 9.17, this Agreement shall forthwith become wholly void and of no effect with respect to the applicable Parties and the applicable Parties shall be released from all future obligations hereunder, except as otherwise expressly provided herein; provided that nothing herein shall relieve any Party from liability for any breach of this Agreement occurring prior to such termination.

9.18                       No Fiduciary Duty.

The Parties acknowledge and agree that nothing in the Transaction Documents to which VKC is a party shall create a fiduciary duty of VKC or its Affiliates to the Company or the shareholders of the Company.

9.19                       Specific Performance etc.

The Parties unconditionally and irrevocably acknowledge, agree and declare that it is impossible to measure in money the damages that would be suffered by a Party by reason of the failure by any other Party to perform any of the obligations under this Agreement or other Transaction Documents.  Therefore, if any Party shall institute any action or proceeding to enforce the provisions hereof or thereof (including seeking protective orders, injunctive relief, specific performance and other remedies available at law or in equity), any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other Parties have an adequate remedy at law.

9.20                       No Presumption.

The Parties acknowledge that any applicable Laws that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it have no application and are expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

9.21                       Adjustments for Share Splits, Etc.

Wherever in this Agreement there is a reference to a specific number of Series A-1 Preferred Shares, Series A Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Series A-1 Preferred Shares, Series A Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

9.22                       Rights Cumulative.

Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

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IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Company:

ONESMART EDUCATION GROUP LIMITED

By:	/s/ Zhang Xi
Name:	ZHANG Xi (张熙)
Title:	Director

SIGNATURE PAGE TO

SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Selling Founder:

ZHANG Xi (张熙)

By:	/s/ Zhang Xi

Selling Ordinary Shareholder:

Happy Edu Inc.

By:	/s/ Zhang Xi
Name:	ZHANG Xi (张熙)
Title:	Director

SIGNATURE PAGE TO

SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Purchaser:

Angus Holdings Limited

By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

SIGNATURE PAGE TO

SHARE PURCHASE AGREEMENT

SCHEDULE I

Part A

CAPITALIZATION TABLE AS OF THE EFFECTIVE DATE

Shareholders	Class of Shares	Number of Shares	Approx. Percentages (fully diluted and as converted basis)
Happy Edu Inc.	Class B Ordinary Shares	1,891,800,066	36.0962%
ESOP	Class A Ordinary Shares	288,599,939	5.5066%
Subtotal	Ordinary Shares	2,180,400,005	41.6028%

Juniperbridge Capital Limited	Series A Preferred Shares	386,627,266	7.3770%
Jiia Hong Limited	Series A Preferred Shares	200,101,339	3.8180%
Vicentsight Limited	Series A Preferred Shares	64,310,946	1.2271%
XINHUA GROUP INVESTMENT LIMITED	Series A Preferred Shares	64,310,946	1.2271%
Li Yeah Limited	Series A Preferred Shares	14,289,291	0.2726%
Brilight Limited	Series A Preferred Shares	103,614,744	1.9770%
Teakbridge Capital Limited	Series A Preferred Shares	34,193,735	0.6524%
CW One Smart Limited	Series A Preferred Shares	316,858,851	6.0458%
Subtotal	Series A Preferred Shares	1,184,307,118	22.5970%

Stonebridge 2017 (Singapore) Pte. Ltd.	Series A-1 Preferred Shares	69,000,000	1.3165%
Goldman Sachs Asia Strategic Pte. Ltd.	Series A-1 Preferred Shares	603,750,000	11.5198%
FPCI Sino-French (Mid Cap) Fund	Series A-1 Preferred Shares	241,500,000	4.6079%
Origin Investment Holdings Limited	Series A-1 Preferred Shares	926,285,677	17.6738%
CW One Smart Limited	Series A-1 Preferred Shares	34,496,500	0.6582%
Supar Inc.	Series A-1 Preferred Shares	1,260,700	0.0240%

SCHEDULE I

Subtotal	Series A-1 Preferred Shares	1,876,292,877	35.8002%
Total		5,241,000,000	100.00%

SCHEDULE I

SCHEDULE I

Part B

CAPITALIZATION TABLE IMMEDIATELY AFTER THE CLOSING

(assuming the share issuance under the Share Purchase Agreement to be entered into on or after the Effective Date by and among the Company, Happy Edu Inc. and the other parties thereto and the share transfer from Juniperbridge Capital Limited to Brilight Limited under the Share Transfer Agreement (股份转让协议) to be entered into on or after the Effective Date have been completed prior to the Closing)

Shareholders	Class of Shares	Number of Shares	Approx. Percentages (fully diluted and as converted basis)
Happy Edu Inc.	Class B Ordinary Shares	2,296,842,016	37.0348%
ESOP	Class A Ordinary Shares	336,642,439	5.4281%
Subtotal	Ordinary Shares	2,633,484,455	42.4629%

Juniperbridge Capital Limited	Series A Preferred Shares	481,838,766	7.7692%
Jiia Hong Limited	Series A Preferred Shares	281,893,929	4.5453%
Vicentsight Limited	Series A Preferred Shares	90,598,420	1.4608%
XINHUA GROUP INVESTMENT LIMITED	Series A Preferred Shares	90,598,420	1.4608%
Li Yeah Limited	Series A Preferred Shares	20,130,122	0.3246%
Brilight Limited	Series A Preferred Shares	145,967,875	2.3536%
Brilight Limited or any other entity designated by Brilight Limited	Series A Preferred Shares	87,350,000	1.4085%
Teakbridge Capital Limited	Series A Preferred Shares	34,193,735	0.5514%
CW One Smart Limited	Series A Preferred Shares	316,858,851	5.1091%
Subtotal	Series A Preferred Shares	1,549,430,118	24.9833%

Stonebridge 2017 (Singapore) Pte. Ltd.	Series A-1 Preferred Shares	69,000,000	1.1126%

SCHEDULE I

Goldman Sachs Asia Strategic Pte. Ltd.	Series A-1 Preferred Shares	603,750,000	9.7350%
FPCI Sino-French (Mid Cap) Fund	Series A-1 Preferred Shares	241,500,000	3.8940%
Origin Investment Holdings Limited	Series A-1 Preferred Shares	926,285,677	14.9357%
CW One Smart Limited	Series A-1 Preferred Shares	34,496,500	0.5562%
Supar Inc.	Series A-1 Preferred Shares	1,260,700	0.0203%
Angus Holdings Limited	Series A-1 Preferred Shares	142,642,550	2.3000%
Subtotal	Series A-1 Preferred Shares	2,018,935,427	32.5538%
Total		6,201,850,000	100.00%

SCHEDULE I

SCHEDULE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

1.              Organization, Good Standing and Qualification.

The Company is duly incorporated and organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction of incorporation) and in compliance with all registration and approval requirements, in all material respects, under, and by virtue of, the Laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own and operate its properties and Assets and to carry on its business as now conducted and as currently proposed to be conducted.

2.              Due Authorization.

The Company has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations hereunder and thereunder. All actions on the part of the Company necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations hereunder and thereunder, have been taken or will be taken prior to the Closing. Each Transaction Document to which the Company is a party has been or will be on or prior to the Closing, duly executed and delivered by the Company and when executed and delivered by all parties thereto, constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.              No Conflicts.

The execution, delivery and performance of each Transaction Document by the Company to which it is a party do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, with or without notice or lapse of time or both, (i) result in any violation of, be in conflict with, or constitute a default under any provision of any Charter Document of the Company, (ii) result in a breach of, or constitute a default under, or termination of, any Contract to which the Company is a party or by which the Company or its property or Assets is bound or result in the acceleration of any obligation of the Company (whether to make payment or otherwise) to any Person, or (iii) result in any violation of, be in conflict with, or constitute a default under, in any material respect, any Governmental Order or any applicable Laws.

4.              Valid Issuance and Transfer of Shares.

The New Series A-1 Preferred Shares, when re-designated and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any Lien under applicable Laws and under the Shareholders

SCHEDULE II

Agreement and the Amended M&AA). The purchase of Sale Shares and the reclassification of Sale Shares into New Series A-1 Preferred Shares are not subject to any pre-emptive rights or rights of first refusal, or if any such pre-emptive rights or rights of first refusal exist, waiver of such rights has been obtained or will be obtained prior to the Closing from the holders thereof.

5.              Consents and Approvals.

All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Governmental Authority or any other Person (including the board of directors (or other governing body) and shareholders (if required by applicable Laws) of the Company required in connection with the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby have been obtained or made or will be obtained or made prior to the Closing, other than those that would not reasonably be expected to have an adverse effect on the ability of the Company to perform its obligations under any Transaction Documents in any material respect.

SCHEDULE II

SCHEDULE III

REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

1.              Organization, Good Standing and Qualification.

Such Warrantor that is not an individual is duly incorporated and organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction of incorporation) and in compliance with all registration and approval requirements, in all material respects, under, and by virtue of, the Laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own and operate its properties and Assets and to carry on its business as now conducted and as currently proposed to be conducted.

2.              Due Authorization.

Such Warrantor has all requisite capacity, power and authority to execute and deliver the Transaction Documents to which it/he is a party and to carry out and perform its/his obligations hereunder and thereunder. All actions on the part of such Warrantor necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations hereunder and thereunder, have been taken or will be taken prior to the Closing. Each Transaction Document to which such Warrantor is a party has been or will be on or prior to the Closing, duly executed and delivered by such Warrantor and when executed and delivered by all parties thereto, constitutes valid and legally binding obligations of such Warrantor, enforceable against such Warrantor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.              No Conflicts.

The execution, delivery and performance of each Transaction Document by such Warrantor to which it/he is a party do not, and the consummation by such Warrantor of the transactions contemplated hereby and thereby will not, with or without notice or lapse of time or both, (i) result in any violation of, be in conflict with, or constitute a default under any provision of any Charter Document of such Warrantor, (ii) result in a breach of, or constitute a default under, or termination of, any Contract to which such Warrantor is a party or by which such Warrantor or its property or Assets is bound or result in the acceleration of any obligation of such Warrantor (whether to make payment or otherwise) to any Person, or (iii) result in any violation of, be in conflict with, or constitute a default under, in any material respect, any Governmental Order or any applicable Laws.

4.              Valid Title.

The Seller is the sole record and beneficial holder of the Sale Shares, which is duly and validly issued, fully paid and non-assessable, free from any Liens

SCHEDULE III

(except for any Lien under applicable Laws and under the Transaction Documents).

5.              Compliance with SAFE Regulations.

As of the Closing Date, such Warrantor who is subject to any of the registration or reporting requirements of the SAFE Regulations, has complied with such reporting and/or registration requirements under the SAFE Regulations in connection with the transactions contemplated hereunder and the other Transaction Documents.

SCHEDULE III

SCHEDULE IV

REPRESENTATIONS AND WARRANTIES OF VKC

1.              Organization, Good Standing and Qualification.

VKC is duly incorporated and organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction of incorporation) and in compliance with all registration and approval requirements, in all material respects, under, and by virtue of, the Laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own and operate its properties and Assets and to carry on its business as now conducted and as currently proposed to be conducted.

2.              Due Authorization.

VKC has all requisite capacity, power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations hereunder and thereunder. All actions and internal approvals on the part of VKC necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations hereunder and thereunder, have been taken or will be taken prior to the Closing. Each Transaction Document to which VKC is a party has been or will be on or prior to the Closing, duly executed and delivered by VKC and when executed and delivered by all parties thereto, constitutes valid and legally binding obligations of VKC, enforceable against VKC in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.              No Conflicts.

The execution, delivery and performance of each Transaction Document by VKC to which it is a party do not, and the consummation by VKC of the transactions contemplated hereby and thereby will not, with or without notice or lapse of time or both, (i) result in any violation of, be in conflict with, or constitute a default under any provision of any Charter Document of VKC, (ii) result in a breach of, or constitute a default under, or termination of, any Contract to which VKC is a party or by which VKC or its property or Assets is bound or result in the acceleration of any obligation of VKC (whether to make payment or otherwise) to any Person, or (iii) result in any violation of, be in conflict with, or constitute a default under, in any material respect, any Governmental Order or any applicable Laws.

4.              Purchase for Own Account.

The New Series A-1 Preferred Shares will be acquired for VKC’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

5.              Status of VKC.

VKC is an Accredited Investor within the definition set forth in Rule 501(a) under Regulation D of the Securities Act.

6.              Restricted Securities.

VKC understands that the New Series A-1 Preferred Shares will not be registered under the Securities Act or registered or listed publicly pursuant to any other applicable securities Laws, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act or the registration or listing requirements of any other applicable securities Laws, and that the reliance of the Company on such exemption is predicated in part on VKC’s representations set forth in this Agreement.  VKC understands that the New Series A-1 Preferred Shares are restricted securities within the meaning of Rule 144 under the Securities Act; that the New Series A-1 Preferred Shares are not registered or listed publicly and may need to be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available for resale of such New Series A-1 Preferred Shares.

Schedule OF NOTICE

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each Party:

If to the Warrantors and the Company:

Attention: Zhang Xi (张熙)

Address:

Email:

If to VKC:

Attention: Jim He

Address:

Phone Number:

Email:

Schedule of Notice

EXHIBIT A

FOURTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

EXHIBIT A

EXHIBIT B

DEED OF ACCESSION

EXHIBIT B